As filed with the Securities and Exchange Commission on August 18, 2021
Registration No. 333-_______
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
APYX MEDICAL CORPORATION
(exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	11-2644611 (I.R.S. Employer Identification Number)

5115 Ulmerton Road
Clearwater, Florida 33760
(Address of Principal Executive Offices including Zip Code)
Apyx Medical Corporation 2021 Share Incentive Plan
(Full title of the plan)
____________________________________________

Charles D. Goodwin
Chief Executive Officer
Apyx Medical Corporation
5115 Ulmerton Road
Clearwater, Florida 33760
(727) 384-2323
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Adam P. Silvers, Esq.
Dominick Ragno, Esq.
Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza, East Tower, 15th Floor
Uniondale, New York 11556
(516) 663-6600
(516) 663-6643 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                             Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)         Smaller reporting company ☒
                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                            ☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,375,000 shares	$9.25	$12,718,750	$1,387.62

(1)    Represents shares of Apyx Medical Corporation’s (the “Registrant”) common stock underlying options and shares of restricted stock which may be granted in the future under the Apyx Medical Corporation 2021 Share Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any shares of the Registrant’s common stock that become issuable under the Apyx Medical Corporation 2021 Share Incentive Plan by reason of any stock split, recapitalization, stock dividend or other similar transaction or capital adjustment effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)     Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(l) under the Securities Act, on the basis of the average of the high ($9.43) and low ($9.07) reported prices of the shares of Common Stock of the Registrant as reported by the NASDAQ Capital Market on August 11, 2021.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in this Part I will be sent or given to employees participating in the Apyx Medical Corporation 2021 Share Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference

The following documents previously filed with the Commission by Apyx Medical Corporation (“we,” “us,” “our”, “Company”, “Registrant”, or “Apyx”) are hereby incorporated by reference in this Registration Statement:

(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 31, 2021;

(b)The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the Commission on May 12, 2021 and August 12, 2021, respectively;

(c)The Company’s Current Reports on Form 8-K, filed with the Commission on January 13, 2021, March 30, 2021, March 31, 2021, May 12, 2021, August 9, 2021, and August 12, 2021; and

(d)The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 3, 2003, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities

    Not Applicable.

Item 5.    Interests of Named Experts and Counsel

Not Applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

As permitted under the DGCL, we have adopted provisions in our Certificate of Incorporation, as amended, and By-laws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	Any breach of the director’s duty of loyalty to us or our stockholders;

•	Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends under DGCL Section 174; or

•	Any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation, as amended, also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed

    Not Applicable.

Item 8.    Exhibits

4.1 Apyx Medical Corporation 2021 Share Incentive Plan*
5.1 Opinion of Ruskin Moscou Faltischek, P.C.
23.1 Consent of RSM US, LLP
23.2 Consent of Ruskin Moscou Faltischek, P.C. (contained in Exhibit 5.1 hereof)
24.1 Power of Attorney (included on Signature Page of this Registration Statement)

*Incorporated by reference from the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on June 25, 2021.

Item 9.    Undertakings

    (a)    The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
    (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clearwater, Florida on the 18th day of August, 2021.

APYX MEDICAL CORPORATION

By:	/s/ Charles D. Goodwin
Charles D. Goodwin
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each of the undersigned officers and directors of Apyx Medical Corporation, a Delaware corporation, does hereby constitute and appoint Charles D. Goodwin and Tara Semb, and each of them, his or her lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in Clearwater, Florida on the 18th day of August, 2021.

Name	Title	Date

Principal Executive Officer:

/s/ CHARLES D. GOODWIN	Chief Executive Officer and Director	August 12, 2021
Charles D. Goodwin

Principal Financial and Accounting Officer:

/s/ TARA SEMB	Chief Financial Officer, Treasurer, and Secretary	August 12, 2021
Tara Semb

Directors:

/s/ ANDREW MAKRIDES	Chairman of the Board of Directors	August 10, 2021
Andrew Makrides

/s/ MICHAEL GERAGHTY	Director	August 12, 2021
Michael Geraghty

/s/ JOHN C. ANDRES	Director	August 12, 2021
John C. Andres

/s/ LAWRENCE J. WALDMAN	Director	August 10, 2021
Lawrence J. Waldman

/s/ CRAIG SWANDAL	Director	August 10, 2021
Craig Swandal

/s/ MINNIE BAYLOR-HENRY	Director	August 10, 2021
Minnie Baylor-Henry